                                                                    EXHIBIT 21.1


                         NORTHROP GRUMMAN CORPORATION
                            a Delaware corporation
                               (Holding Company)

                     NORTHROP GRUMMAN SYSTEMS CORPORATION
                            a Delaware corporation
 (a wholly owned subsidiary of Northrop Grumman Corporation Operating Company)

                       SUBSIDIARIES OF OPERATING COMPANY

           Address for all subsidiaries (unless otherwise noted) is:
                       c/o NORTHROP GRUMMAN CORPORATION
                       Office of the Corporate Secretary
                            1840 Century Park East
                         Los Angeles, California 90067

1.  Allied Holdings, Inc. - DE

    -  Allied Transportation Products, Inc. - DE

    -  Grumman Credit Corporation - DE

2.  California Microwave, Inc. - DE

3.  Comptek Research, Inc. - NY

    -  Telemus, Inc. - Ontario, Canada

    -  Advanced Systems Development, Inc. - NY

    -  Amherst Systems, Inc. - NY

    -  Logicon Comptek, Inc. - NY
       (formerly Comptek Federal Systems, Inc.)

    -  Northrop Grumman PRB Systems, Inc. - MD
       formerly Comptek PRB Associates, Inc.)

       .  SimWright, Inc. - FL

    -  Comptek Research International Corp. - NY

    -  Comptek Research, Ltd. - Virgin Islands

    -  Comptek Technical Services, Inc. - DE

    -  Comptek Telecommunications, Inc. - NY

    -  Industrial Systems Service, Inc. - PA

4.  Data Procurement Corporation, Inc. - MD (merged into Logicon, Inc. 12/29/00)

5.  Logicon FDC, Inc. - DE
    (formerly Federal Data Corporation)

    -  Doxsys, Inc. - DE

    -  R.O.W. Sciences, Inc. - DE

    -  FDCT Corp. - DE

       .  FDC Technologies, Inc. - DE

       .  NYMA, Inc. - MD

       .  Sylvest Management Systems, Inc. - DE

    -  Technical and Management Assistance, Inc. - NJ

    -  Ardel Inc. (formerly: VAD International)

6.  Grumman International, Inc. - NY

7.  Northrop Grumman Ohio Corporation - DE
    (formerly Grumman Ohio Corporation)

8.  IRAN - Northrop Grumman Programs Service Company - DE

9.  Logicon Commercial Information Services Inc. - MD

10. Logicon, Inc. - DE

    - International Research Institute, Inc. - VA (merged into Logicon, Inc. 12/29/00)

       .  Logicon Europe, Ltd. - UK
          address:  Alpha House
                    Chilworth Research Centre
                    Southhampton S016 7NS
                    United Kingdom

    -  Logicon Technical Services, Inc. - CA

11. Logicon International, Inc. - FL

12. Mocit, Inc. - DE

13. NGC Denmark ApS - Denmark
    address:  Midtermolen 7
              P.O. Box 2585
              DK 2100 Copenhagen O
              Denmark

    -  Park AirSystems AS - Norway
       address:  Enebakkvien 150
                 P.O. Box 50 Manglerud
                 0612 Oslo
                 NORWAY

    -  Northrop Grumman Automated Systems Belgium NV - Belgium
              (owned 99% by NGC Denmark ApS; 1% by Northrop Grumman Overseas Corporation)
       address:  Businesspark 19
                 Battelsesteenweg 455B
                 2800 Mechelen
                 Belgium

14. Northrop Grumman Aviation, Inc. - DE

15. Northrop Grumman - Canada, Ltd. - Ontario, Canada address: c/o Gowling, Strathy & Henderson
              120 King Street West, Suite 600
              Hamilton, Ontario L8P 4V2

16. Northrop Grumman Electronic Systems International Company - DE

17. Northrop Grumman Electronic Systems International Company (UK) - DE

18. Northrop Grumman Electronic Systems Integration International, Inc. - CA

    - Northrop Electronic Systems Integration Limited - UK address: Senator House
                 85 Queen Victoria Street
                 London EC4V 4IL

19. Northrop Grumman Field Support Services, Inc. - DE

20. Northrop Grumman Foreign Sales Corporation - Barbados address: c/o Chase Trade, Inc.
              Stevmar House, Suite 2
              Rockley, Christ Church
              Barbados

21. Northrop Grumman International, Inc. - DE

    - Northrop Grumman Singapore Private Limited - Singapore address: 250 North Bridge Road #15-04
                  Raffles City Tower
                  Singapore 179101

22.  Northrop Grumman International Services Company, Inc. - DE

23.  Northrop Grumman ISA International, Inc. - DE

24.  Northrop Grumman Overseas Holdings, Inc. - DE

     -  Northrop Grumman Electronic Sensors and Systems International, Inc. - DE

        .  Wescan Europe Ltd. (Ireland) - Ireland
           address:  3 Burlington Road
                     Dublin 4, Ireland

     -  Northrop Grumman Electronicos, Inc. - DE

     - Northrop Grumman Overseas Holdings (U.K.), Ltd. - UK address: c/o Baker & McKenzie
                     100 New Bridge Street
                     London EC4V 6JA
                     United Kingdom

        .  Park Air Electronics Ltd. (UK) - UK
           address:  Northfields
                     Market Deeping
                     Peterborough
                     PE6 8LG
                     England

        .  Remotec, UK - UK

25.  Northrop Grumman Overseas Service Corporation - DE

26.  Northrop Grumman Space Operations, L.P. - DE

27.  Northrop Grumman Tactical Systems, LLC - DE

28.  Northrop Grumman Technical Services Corporation - DE

29.  Northrop Grumman Technical Services, Inc. - OK

30.  Northrop International Aircraft, Inc. - CA

31.  Park Air Electronics, Inc. - DE

32.  Perceptics Corporation - TN

33.  Remotec, Inc. - TN
         96% owned by NGC
         4% owned by Toyo Engineering Corporation (Japan)

34.  Sterling Software (U.S.) Inc.

35.  Xetron Corporation - OH

36.  LII Acquisition Corp. - DE

The following are the wholly or partially owned foreign subsidiaries of Litton Industries, Inc.

135363 Canada, Inc.                           9055-1599 Quebec, Inc.
25 City View Drive                            30 Aeroport Street
Toronto, Ontario Canada  M9W 5A7              Bromont, Quebec Canada  JOE 1LO

C. Plath GmbH, Mautische-Elektronische        Gulf Industrial Marine Company
Tehnik                                        Salhiah-Sahab Tower, 17th Floor
Gotenstrasse 18                               PO Box 830
D-2000 Hamburg 1                              Safat, Kuwait  13009
West Germany

L.E.F. Litton Elektrotechnische Fabrik GmbH   LITEF GmbH
Hinterdorfstrasse 16                          Loerracher Strasse 18
D-79367 Weisweil, Germany                     Postfach 774
                                              Friburg, Germany  79007

Litton Components (M) Sdn. Bhd.               Litton Components Private Limited
Room 7, 13th Floor                            500 Chai Chee Lane
Kompleks Tun Abdul Razak                      469024  Singapore
Jalan Wong Ah Fook
Johor Bahro, Jahor 80000   Malaysia

Litton do Brasil Ltd.                         Litton Electronics (Suzhou) Co., Ltd.
Avenida Tegula, 888                           Block C #02-01/08, No. 5
Ponte Alta, Blocco 4, CEP12940-000            Xing Ham Street
Atibaia, Sao Paulo Brasil                     Suzhou Industrial Park, China 215021 China

Litton Finance Europe B.V.                    Litton FSC, Inc.
Griendstraat 10                               Griendstraat 10
NL-2921LA                                     Van Utrectweg 25
Krimpen, Holland                              Krimpen a/d Yssel NL-2921 LA The Netherlands

Litton Holdings GmbH                          Litton International S.A
P.O. Box 774, D- 79007                        Gubelstrasse 28
Freiburg, Germany                             CH-8050 Zurich

                                              Switzerland

LITTON ITALIA S.p.A.                          Litton Marine Systems (S) PTE LTD
Via Pontina km 27.800                         Blk 203B, Henderson Road
I-00040 Ponzenia (Rome) Italy                 #02-08, Henderson Industrial Park
                                              Singapore 15948

Litton Marine Systems Asia Inc.               Litton Marine Systems B.V.
Romco Bldg.                                   James Wattkeg 22
16-5, Misuji 1-Chrome                         3133 KK
Taito Ku                                      Vlaardingen, Holland THE NETHERLANDS
Tokyo, Japan 111-0055

Litton Marine Systems GmbH & Co. Kg           Litton Marine Systems Limited
Stuckenstrasse 1-3                            BP Collins & Co.
D-22081 Hamburg                               Collins House
GERMANY                                       32-38 Station Road
                                              Gerrards Crossing
                                              Bucks SL9 8EL England

Litton Marine Systems S.A.R.L.                Litton Precision Products International,
Sokolow, Dunaud, Mercadiers & Carreras        Inc.
100 Boulevard Malesherbes                     100 New Wood Road
75017 Paris, France                           Watertown, CT 06795-3347  Switzerland

Litton Precision Products S.p.A.              Litton Saudi Arabia Limited
Viale Fulvio Testi 126                        P.O. Box 7949
I-20092 Cinisello Balsamo                     Jeddah 21472  Saudi Arabia
Milan  Italy

Litton Systems Canada Limited                 Litton Systems GmbH
25 City View Drive                            Postfach 774
Toronto, Ontario M9W 5A7  Canada              79007 Freiburg   Germany

Litton Technology Corporation Ltd.            Litton U.K. Limited
P.O. Box 309, Ugland House                    118 Burlington Road
South Church Street, George Town              New Malden
Grand Cayman, Cayman Islands British          Surrey KT3 4NR  England
West Indies

Litton Winchester Retconn (M) Sdn. Bhd.       Litton-Westrex Company, Japan
462, Block-J, MK12, Jalan Permatang           Hibiya Park Building
Damar Laut                                    8-1, 1-Chome
Penang 11960  Malaysia                        Yurakucho, Chiyoda-ku
                                              Tokyo 101-0054  Japan

New Britain Do Brasil Industria E             Sperry Marine A/S ( Denmark)
Comercio Ltd.                                 Kromann & Munter
Avenida Paulista, 1159                        14 Rodhuspladsen
Suite 1516                                    1550 Copenhagen, Denmark
Sao Paulo, Brasil

Sperry Marine Belgium N.V.                    Tarutin Kester Co., Ltd.
J. English Straat 54                          2-20-11, Yokokawa 2-Chome
B-2140 Borgerhout                             Sumida-ku
Belgium                                       Tokyo 130  Japan
B-1200 Brussels, Belgium

TEC Electrical Components Group Limited       TEC Electrical Components Limited
4-5 Progress Way                              4-5 Progress Way
Enfield, Middlesex                            Enfield, Middlesex
U.K.                                          U.K.

Technologie Estrie Inc.                       Teldix GmbH
30 Aeroport Street                            Grenzhoefer Weg 36
Bromont, Quebec                               69123 Heidelberg, Germany
Canada JOE 1LO                                Postfach 10 56 08
                                              D-69046 Heidelberg, Germany

VEAM Elektro-Anschlusstechnik GmbH            VEAM S.r.L.
P.O. Box 1304                                 Via Statuto 2
D-Filderstadt                                 20020 Arese
Stuttgart,  Germany                           Milan,  Italy

The following are the wholly and partially-owned U.S. subsidiaries of Litton Industries, Inc.

Advanced Information Systems                  Avondale Enterprises, Inc.
1500 PRC Drive                                5100 River Road
McLean, Virginia 22102                        Avondale,  Louisiana  70094

Avondale Gulfport Marine, Inc.                Avondale Industries of New York, Inc.
13303 Industrial Seaway Road                  5100 River Road
Gulfport, MS  39503                           Avondale, Louisiana  70094

Avondale Industries, Inc.                     37.  Avondale Land Management Company
5100 River Road                                    5100 River Road
Avondale, Louisiana 70094                          Avondale, Louisiana  70094

Avondale Properties, Inc.                    Avondale Services Corporation
5100 River Road                              5100 River Road
Avondale, Louisiana  70094                   Avondale, Louisiana  70094

Avondale Technical Services                  Avondale Transportation Company, Inc.
5100 River Road                              5100 River Road
Avondale, Louisiana  70094                   Avondale, Louisiana  70094

Business Equipment, Inc.                     Crawford Technical Services, Inc.
21240 Burbank Boulevard                      5100 River Road
Woodland Hills, Ca  91367-6675               Avondale, Louisiana  70094

Cresticon, Inc.                              Erie Marine, Inc.
21240 Burbank Blvd.                          P.O. Box 6241
Woodland Hills, CA  91367-6675               Erie, PA  16512

Genco Industries of Lufkin, Inc.             Genco Industries
5100 River Road                              5100 River Road
Avondale, Louisiana  70094                   Avondale, Louisiana  70094

Ingalls Industrial Products Corporation      Ingalls International Shipbuilding
P.O. Box 149                                 Corporation
Pascagoula, MS  39568                        1000 Litton Access Road
                                             P.O. Box 149
                                             Pascagoula, MS  39568-0149

Ingalls Shipbuilding, Inc.                   Kentron Pakistan, Inc.
1000 Litton Access Road                      1500 PRC Drive
Pascagoula, MS  39568-0149                   McLean, VA  22102

Litton Advanced Systems, Inc.                Litton Emerge, Inc.
5115 Calvert Road                            55 Walkers Brook Drive
College Park, MD  20740                      Reading, MA  0867-3297

Litton Enterprise Solutions, Inc.            Litton Industries, Inc.
5490 Canoga Ave.                             21240 Burbank Blvd.
Woodland Hills, A  91367-6619                Woodland Hills, CA  91367-6675

Litton Integrated Systems Corporation        Litton International Development Corp.
21240 Burbank Blvd.                          29851 West Agoura Road
Woodland Hills, CA  91367-6675               Agoura Hills, CA  91301-0500

Litton Marine Systems, Inc.                  Litton Oversea Enterprise Corporation
1070 Seminole Trail                          21240 Burbank Blvd
Charlottesville, VA  22901-2891              Woodland Hills, CA  91367-6675

Litton Pacific Systems Limited               Litton Ship Systems Full Service Center,
21240 Burbank Blvd.                          Inc.
Woodland Hills, CA  91367-6675               1000 Litton Access Road
                                             Pascagoula, MS  39568

Litton Systems International, Inc.           Litton Systems Worldwide, Inc.
21240 Burbank Blvd.                          5500 Canoga Avenue
Woodland Hills, CA  91367-6675               Woodland Hills, CA  91367-6698

Litton Systems Inc.                          Litton Worldwide Services, Inc.
21240 Burbank Blvd.                          21050 Burbank Blvd.
Woodland Hills, CA  91367-6675               Woodland Hills, CA  91367-6675

M&D Steel Fabrication, Inc.                  Openware, Inc.
5100 River Road                              1500 PRC Drive
Avondale, Louisiana  70094                   McLean, VA  22102

Planning Research Corporation                PRC Commercial Systems, Inc.
International, Ltd.                          1500 PRC Drive
1500 PRC Drive                               McLean, VA  22102
McLean, VA 22102

PRC Engineering Systems, Inc.                PRC, Inc.
1500 PRC Drive                               1500 PRC Drive
McLean, VA  22102                            McLean, VA  22102

PRC Public Sector, Inc.                      PRC Service Center Organization
1500 PRC Drive                               1500 PRC Drive
McLean, VA  22102                            McLean, VA  22102

PRC Standard Systems Organization            PRC Technology Services 1 of Virginia, Inc.
12005 Sunrise Valley Drive                   1500 PRC Drive
Reston, VA  20191-3423                       McLean, VA  22102

PRC Technology Services 2, Inc.              PRCA, L.L.C.
1500 PRC Drive                               1500 PRC Drive
McLean, VA  22102                            McLean, VA  22102

Sol-Tex Mineral Company, Inc.                TASC Acquisition Corporation
21240 Burbank Blvd.                          21240 Burbank Blvd.
Woodland Hills, CA  91367-6675               Woodland Hills, CA  91367-6675

TASC Services Corporation                    TASC, Inc.
55 Walkers Brook Drive                       4801 Stonecroft Blvd.
Reading, MS  01867-3297                      Chantilly, VA  20151-3822

Technical Systems, Inc.                      Westrex Company, Asia
21240 Burbank Blvd.                          21240 Burbank Blvd.
Woodland Hills, CA  91367-6675               Woodland Hills, CA  91367-6675

Westrex Company, Italy                       Sperry Marine FSC, Inc.
Litton Industries, Inc.                      ABN AMRO Trust Company (Virgin Islands) Inc.
21240 Burbank Blvd.                          Guardian Building
Woodland Hills, CA  91367-6675               Havensight, 2nd Floor
                                             St. Thomas, Virgin Islands 00801